EXHIBIT 99.1

Marlin Business Services Corp. Reports Fourth Quarter and Full-Year 2009 Results

 Fourth Quarter and Full Year Highlights:

  Closed new $75 million three-year committed secured loan facility
  Closed $80.7 million AAA TALF-eligible securitization on February 12, 2009
  Marlin Business Bank reaches $80.3 million in deposits
  30+ lease delinquencies improved 17 basis points in the fourth quarter of 2009 and decreased 34 basis points from fourth quarter of 2008
  Yield on new lease production was 140 basis points higher year over year
  Strong capital position, equity to assets leverage ratio of 26.20%
  Total risk-based capital of 31.45%
  Net income of $461,000 for the fourth quarter, $1.0 million for the full year 2009
  Net income on an adjusted basis of $543,000 for the fourth quarter and $2.2 million for the full year 2009

MOUNT LAUREL, N.J., Feb. 16, 2010 (GLOBE NEWSWIRE) -- Marlin Business Services Corp. (Nasdaq:MRLN) today reported  fourth quarter 2009 net income of $461,000, or $0.04 per diluted share, and net income on an adjusted basis of $543,000 or $0.04 per share.

Net income for the full-year 2009 was $1.0 million or $0.08 per diluted share, and net income on an adjusted basis was $2.2 million or $0.18 per diluted share.

"Looking back on the economic turmoil and capital market crisis that unfolded in 2009, I am pleased with the management team's success navigating the challenges that confronted the business," says Daniel P. Dyer, Marlin's CEO. "In 2009, we successfully executed on our risk strategy to strengthen the credit fundamentals of the business leading to improving charge-off and delinquency trends through 2009. On the funding side, we added new capacity to complement the funding provided through our bank depository, Marlin Business Bank," added Dyer. "Entering 2010, we're very excited about the future and the attractive opportunities to grow the business and serve the borrowing needs of customers."

Credit trends continued to steadily improve in 2009. Highlights for the fourth quarter and full year are:

  Leases over 30 days delinquent are 17 basis points lower than third quarter 2009 and the lowest since third quarter 2008.  On a dollar basis 30+ delinquencies have decreased 40% from the fourth quarter of 2008.
  Leases over 60 days delinquent are 2 basis points lower than third quarter 2009 and the lowest since fourth quarter 2008. On a dollar basis 60+ delinquencies have decreased 30% from the fourth quarter of 2008.
  Non-performing assets of $4.6 million are 29% lower than year-end 2008.
  Net charge-offs of $5.8 million were 24% lower than third quarter 2009 levels.
  Static pool credit losses and delinquency performance remain solid for 2008 and 2009 vintages.
  The provision for credit losses was $5.7 million for the quarter ended December 31, 2009, down from $6.0 million for the third quarter of 2009, and $9.4 million for the fourth quarter of 2008, due to improvements in the delinquency migration rates of the lease portfolio.
  The allowance as a percentage of total finance receivables stands at 2.71% as of December 31, 2009 compared to 2.30% as of December 31, 2008.

On October 9, 2009, the Company closed on a $75,000,000 three-year committed funding facility with the Lender Finance division of Wells Fargo Foothill. The facility will be used to fund new lease originations.

In addition, on February 12, 2010, Marlin completed a $80.7 million TALF eligible term securitization, its tenth securitization and fifth rated AAA.

At December 31, 2009, the Company has outstanding $95.4 million of leases and loans funded through its banking subsidiary, Marlin Business Bank, and has $80.3 million in FDIC-insured deposits outstanding at an average borrowing rate of 3.16% with a weighted average term to maturity of 2.7 years. Fourth quarter 2009 average deposit outstandings were $82 million at a weighted average interest rate of 3.35%.

In conjunction with this release, static pool loss statistics and vintage delinquency analysis have been updated as supplemental information on the investor relations section of our website at www.marlincorp.com.

Conference Call and Webcast

We will host a conference call on Wednesday, February 17, 2010 at 9:00 a.m. ET to discuss our fourth quarter 2009 results. If you wish to participate, please call 888-264-8952 approximately 10 minutes in advance of the call time. The conference ID will be: "Marlin." The call will also be Webcast on the Investor Relations page of the Marlin Business Services Corp. website, www.marlincorp.com. An audio replay will also be available on the Investor Relations section of Marlin's website for approximately 100 days.

About Marlin Business Services Corp.

Marlin Business Services Corp. is a nationwide provider of equipment leasing and working capital solutions primarily to small businesses. The Company's principal operating subsidiary, Marlin Leasing Corporation, finances over 100 equipment categories in a segment of the market generally referred to as "small-ticket" leasing (i.e. leasing transactions less than $250,000). The Company was founded in 1997 and completed its initial public offering of common stock on November 12, 2003. For more information, visit www.marlincorp.com or call toll free at (888) 479-9111.

The Marlin Business Services Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4087

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the SEC, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31,

	2009	2008
	(Dollars in thousands, except per-share data)
	(Unaudited)
ASSETS
Cash and due from banks	$1,372	$1,604
Interest-earning deposits with banks	35,685	38,666
Total cash and cash equivalents	7,057	40,270
Restricted interest-earning deposits with banks	63,400	66,212
Net investment in leases and loans	448,610	669,109
Property and equipment, net	2,431	2,961
Property tax receivables	1,135	3,120
Other assets	13,170	12,759
Total assets	$565,803	$794,431

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings	$62,541	$101,923
Long-term borrowings	244,445	441,385
Deposits	80,288	63,385
Other liabilities:
Fair value of derivatives	2,408	11,528
Sales and property taxes payable	4,197	6,540
Accounts payable and accrued expenses	7,649	7,926
Net deferred income tax liability	16,037	15,119
Total liabilities	417,565	647,806

Commitments and contingencies

Stockholders' equity:
Common Stock, $0.01 par value; 75,000,000 shares authorized; 12,778,935 and 12,246,405 shares issued and outstanding at December 31, 2009 and 2008, respectively	128	122
Preferred Stock, $0.01 par value; 5,000,000 shares authorized; none issued	—	—
Additional paid-in capital	84,674	83,671
Stock subscription receivable	(3)	(5)
Accumulated other comprehensive income (loss)	(267)	167
Retained earnings	63,706	62,670
Total stockholders' equity	148,238	146,625
Total liabilities and stockholders' equity	$565,803	$794,431

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	(Dollars in thousands, except per-share data)

Interest income	$14,095	$20,214	$66,039	$86,099
Fee income	3,703	5,333	17,405	21,354
Interest and fee income	17,798	25,547	83,444	107,453

Interest expense	5,614	8,484	27,338	36,880
Net interest and fee income	12,184	17,063	56,106	70,573
Provision for credit losses	5,697	9,356	27,189	31,494
Net interest and fee income after provision for credit losses	6,487	7,707	28,917	39,079
Other income:
Insurance income	1,279	1,537	5,330	6,252
Loss on derivatives	(135)	(12,759)	(1,959)	(16,039)
Other income	322	433	1,525	1,892
Other income (loss)	1,466	(10,789)	4,896	(7,895)
Other expense:
Salaries and benefits	4,078	5,082	19,071	22,916
General and administrative	3,092	3,611	12,854	15,241
Financing related costs	143	451	505	1,418
Other expense	7,313	9,144	32,430	39,575
Income (loss) before income taxes	640	(12,226)	1,383	(8,391)
Income tax expense (benefit)	179	(4,878)	347	(3,161)
Net income (loss)	$461	$(7,348)	$1,036	$(5,230)

Basic earnings (loss) per share	$0.04	$(0.62)	$0.08	$(0.44)
Diluted earnings (loss) per share	$0.04	$(0.62)	$0.08	$(0.44)

Weighted average shares used in computing basic earnings (loss) per share	12,681,773	11,799,939	12,549,167	11,874,647
Weighted average shares used in computing diluted earnings (loss) per share	12,724,998	11,799,939	12,579,806	11,874,647

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Net Income on an Adjusted Basis Reconciliation to GAAP Results

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	(Dollars in thousands)		(Dollars in thousands)
	(Unaudited)		(Unaudited)

Net income (loss) as reported	$461	$(7,348)	$1,036	$(5,230)

Deduct:
Loss on derivatives	(135)	(12,759)	(1,959)	(16,039)
Tax effect	53	5,040	774	6,335
Loss on derivatives, net of tax	(82)	(7,719)	(1,185)	(9,704)
Net Income on an Adjusted Basis	$543	$371	$2,221	$4,474

Net Income on an Adjusted Basis is defined as net income excluding the loss on derivatives, net of tax. The Company believes that Net Income on an Adjusted Basis is a useful performance metric for management, investors and lenders, because it excludes the volatility resulting from derivatives activities subsequent to discontinuing hedge accounting in mid-2008.

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
SUPPLEMENTAL QUARTERLY DATA
(Dollars in thousands, except share amounts)
(Unaudited)

Quarter Ended:	12/31/2008	3/31/2009	6/30/2009	9/30/2009	12/31/2009

New Asset Production:
# of Sales Reps	86	58	33	34	38
# of Leases	5,558	3,811	1,831	1,916	2,205
Leased Equipment Volume	$58,098	$36,280	$15,811	$16,813	$20,031

Approval Percentage	47%	41%	36%	38%	44%

Average Monthly Sources	936	692	374	371	421

Implicit Yield on New Leases	13.76%	14.40%	15.83%	15.62%	15.32%

Net Interest and Fee Margin:
Interest Income Yield	11.88%	11.82%	11.78%	11.84%	11.89%
Fee Income Yield	3.13%	3.12%	2.99%	3.25%	3.12%
Interest and Fee Income Yield	15.01%	14.94%	14.77%	15.09%	15.01%
Cost of Funds	4.99%	4.86%	5.08%	4.89%	4.73%
Net Interest and Fee Margin	10.02%	10.08%	9.69%	10.20%	10.28%

Average Total Finance Receivables	$680,645	$645,570	$586,608	$526,829	$474,326
Average Net Investment in Leases	$667,232	$634,314	$577,493	$519,791	$469,040

End of Period Net Investment in Leases	$657,657	$611,774	$547,892	$494,102	$444,583
End of Period Loans	$11,452	$9,160	$7,190	$5,454	$4,027

Portfolio Asset Quality:

Total Finance Receivables
30+ Days Past Due Delinquencies	3.81%	4.94%	4.53%	3.62%	3.46%
30+ Days Past Due Delinquencies	$29,216	$34,910	$28,493	$20,215	$17,297

60+ Days Past Due Delinquencies	1.59%	2.38%	2.32%	1.69%	1.67%
60+ Days Past Due Delinquencies	$12,203	$16,824	$14,579	$9,431	$8,334

Leasing
30+ Days Past Due Delinquencies	3.72%	4.87%	4.41%	3.55%	3.38%
30+ Days Past Due Delinquencies	$28,113	$33,895	$27,399	$19,583	$16,790

60+ Days Past Due Delinquencies	1.53%	2.34%	2.26%	1.65%	1.63%
60+ Days Past Due Delinquencies	$11,559	$16,281	$14,055	$9,103	$8,101

Loans
30+ Days Past Due Delinquencies	8.91%	10.04%	13.55%	10.47%	11.43%
30+ Days Past Due Delinquencies	$1,103	$1,015	$1,094	$632	$507

60+ Days Past Due Delinquencies	5.20%	5.37%	6.49%	5.43%	5.25%
60+ Days Past Due Delinquencies	$644	$543	$524	$328	$233

Net Charge-offs - Leasing	$7,862	$7,973	$7,593	$7,039	$5,469
% on Average Net Investment in
Leases Annualized	4.71%	5.03%	5.26%	5.42%	4.66%

Net Charge-offs - Other Finance Receivables	$550	$749	$531	$597	$327
% on Average Other Finance Receivables
Annualized	16.40%	26.62%	23.30%	33.93%	25.17%

Allowance for Credit Losses	$15,283	$15,309	$13,978	$12,293	$12,193
% of 60+ Delinquencies	125.24%	91.00%	95.88%	130.35%	146.30%

90+ Day Delinquencies (Non-earning total finance receivables)	$6,380	$8,263	$7,650	$5,209	$4,557

Balance Sheet:

Assets
Investment in Leases and Loans	$664,902	$619,129	$554,712	$499,802	$450,595
Initial Direct Costs and Fees	19,490	17,114	14,348	12,047	10,208
Reserve for Credit Losses	(15,283)	(15,309)	(13,978)	(12,293)	(12,193)
Net Investment in Leases and Loans	$669,109	$620,934	$555,082	$499,556	$448,610
Cash and Cash Equivalents	40,270	50,466	53,529	50,441	37,057
Restricted Cash	66,212	71,382	67,751	64,920	63,400
Other Assets	18,840	20,857	14,284	13,140	16,736
Total Assets	$794,431	$763,639	$690,646	$628,057	$565,803

Liabilities
Total Debt	$543,308	$499,852	$426,203	$362,966	$306,986
Deposits	$63,385	$74,853	$77,305	$80,060	$80,288
Other Liabilities	41,113	43,278	40,477	37,573	30,291
Total Liabilities	$647,806	$617,983	$543,985	$480,599	$417,565

Stockholders' Equity
Common Stock	$122	$126	$126	$126	$128
Paid-in Capital, net	83,666	83,561	83,838	84,239	84,671
Other Comprehensive Income	167	178	(40)	(152)	(267)
Retained Earnings	62,670	61,791	62,737	63,245	63,706
Total Stockholders' Equity	$146,625	$145,656	$146,661	$147,458	$148,238

Total Liabilities and
Stockholders' Equity	$794,431	$763,639	$690,646	$628,057	$565,803

Capital and Leverage:
Tangible Equity	$146,625	$145,656	$146,661	$147,458	$148,238
Debt to Tangible Equity	4.14	3.95	3.43	3.00	2.61
Equity to Assets	18.46%	19.07%	21.24%	23.48%	26.20%

Regulatory Capital Ratios:
Tier 1 Leverage Capital	n/a	19.19%	20.12%	22.31%	24.89%
Tier 1 Risk-based Capital	n/a	21.48%	24.36%	27.16%	30.19%
Total Risk-based Capital	n/a	22.74%	25.63%	28.43%	31.45%

Expense Ratios:
Salaries and Benefits Expense	$5,082	$5,885	$5,057	$4,051	$4,078
Salaries and Benefits Expense
Annualized % of Avg. Fin. Recbl.	2.99%	3.65%	3.45%	3.08%	3.44%

Total personnel end of quarter	284	230	169	175	181

General and Administrative Expense	$3,611	$3,399	$3,287	$3,076	$3,092
General and Administrative Expense
Annualized % of Avg. Fin. Recbl.	2.12%	2.11%	2.24%	2.34%	2.61%

Efficiency Ratio	45.67%	50.94%	52.39%	47.43%	52.01%

Net Income:
Net Income (Loss)	($7,348)	($879)	$946	$508	$461

Annualized Performance Measures:
Return on Average Assets	-3.71%	-0.45%	0.52%	0.31%	0.31%
Return on Average Stockholders' Equity	-19.64%	-2.39%	2.58%	1.38%	1.25%

Per Share Data:
Number of Shares - Basic	11,799,939	11,677,264	12,593,514	12,607,147	12,681,773
Basic Earnings (Loss) per Share	($0.62)	($0.08)	$0.08	$0.04	$0.04

Number of Shares - Diluted	11,799,939	11,677,264	12,603,305	12,649,800	12,724,998
Diluted Earnings (Loss) per Share	($0.62)	($0.08)	$0.08	$0.04	$0.04

Net investment in total finance receivables includes net investment in direct financing leases and loans.
CONTACT:  Marlin Business Services Corp.
          Lynne C. Wilson, CFO
          +1-888-479-9111 x4108